UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2023

Tapestry, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-8400
Registrant’s Telephone Number, Including Area Code
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement—USD Notes Offering

On November 15, 2023, Tapestry, Inc. (the “Company”) entered into an underwriting agreement (the “USD Underwriting Agreement”) with BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “USD Underwriters”), providing for its underwritten public offering of $500,000,000 aggregate principal amount of 7.050% senior unsecured notes due 2025 (the “2025 USD Notes”), $750,000,000 aggregate principal amount of 7.000% senior unsecured notes due 2026 (the “2026 USD Notes”), $1,000,000,000 aggregate principal amount of 7.350%  senior unsecured notes due 2028 (the “2028 USD Notes”), $1,000,000,000 aggregate principal amount of 7.700% senior unsecured notes due 2030 (the “2030 USD Notes”) and $1,250,000,000 aggregate principal amount of 7.850% senior unsecured notes due 2033 (the “2033 USD Notes” together with the 2025 USD Notes, the 2026 USD Notes, the 2028 USD Notes and the 2030 USD Notes, the “USD Notes”). The offer and sale of the USD Notes (the “USD Notes Offering”) is registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-253071) filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2021.

The 2025 USD Notes will bear interest at a rate of 7.050% per year. Interest on the 2025 USD Notes is payable semi-annually on May 27 and November 27 of each year, beginning on May 27, 2024. The 2026 USD Notes will bear interest at a rate of 7.000% per year. Interest on the 2026 USD Notes is payable semi-annually on May 27 and November 27 of each year, beginning on May 27, 2024. The 2028 USD Notes will bear interest at a rate of 7.350% per year. Interest on the 2028 USD Notes is payable semi-annually on May 27 and November 27 of each year, beginning on May 27, 2024. The 2030 USD Notes will bear interest at a rate of 7.700% per year. Interest on the 2030 USD Notes is payable semi-annually on May 27 and November 27 of each year, beginning on May 27, 2024. The 2033 USD Notes will bear interest at a rate of 7.850% per year. Interest on the 2033 USD Notes is payable semi-annually on May 27 and November 27 of each year, beginning on May 27, 2024.

Underwriting Agreement—EUR Notes Offering

On November 16, 2023, the Company entered into an underwriting agreement (the “EUR Underwriting Agreement” and together with the USD Underwriting Agreement, the “Underwriting Agreements”) with Merrill Lynch International, Morgan Stanley & Co. International plc and J.P. Morgan Securities plc, as representatives of the several underwriters named therein (collectively, the “EUR Underwriters” and together with the USD Underwriters, the “Underwriters”), providing for its underwritten public offering of €500,000,000 aggregate principal amount of 5.350% senior unsecured notes due 2025 (the “2025 EUR Notes”), €500,000,000 aggregate principal amount of 5.375% senior unsecured notes due 2027 (the “2027 EUR Notes”) and €500,000,000 aggregate principal amount of 5.875% senior unsecured notes due 2031 (the “2031 EUR Notes” together with the 2025 EUR Notes and the 2027 EUR Notes, the “EUR Notes”). The offer and sale of the EUR Notes (the “EUR Notes Offering”) is registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-253071) filed with SEC on February 12, 2021. The Company intends to list the EUR Notes on the New York Stock Exchange (“NYSE”).

The 2025 EUR Notes will bear interest at a rate of 5.350% per year. Interest on the 2025 EUR Notes is payable annually on November 27 of each year, beginning on November 27, 2024. The 2027 EUR Notes will bear interest at a rate of 5.375% per year. Interest on the 2027 EUR Notes is payable annually on November 27 of each year, beginning on November 27, 2024. The 2031 EUR Notes will bear interest at a rate of 5.875% per year. Interest on the 2031 EUR Notes is payable annually on November 27 of each year, beginning on November 27, 2024.

The Company intends to use the proceeds from the USD Notes Offering and the EUR Notes Offering, together with borrowings under new term loans, cash on hand, cash on hand at Capri Holdings Limited (“Capri”) and anticipated future cash flow, to pay the consideration for the previously-announced acquisition  of Capri (the “Capri Acquisition”) and to pay related fees and expenses. Pending the consummation of the Capri Acquisition, the net proceeds from the USD Notes Offering and the EUR Notes Offering may be invested temporarily in cash equivalents or short-term investments.

The Underwriting Agreements contain customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The Company expects the sale of the USD Notes and the EUR Notes to close on or about November 27, 2023 (the “Closing Date”).

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The USD and the EUR Notes will be issued under an Indenture (the “Base Indenture”), dated as of December 21, 2021, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by: (i) with respect to the USD Notes, a supplemental indenture to be dated as of the Closing Date (the “USD Supplemental Indenture” and, together with the Base Indenture, the “USD Indenture”), between the Company and the Trustee, and (ii) with respect to the Notes, a supplemental indenture to be dated as of the Closing Date (the “EUR Supplemental Indenture” and, together with the Base Indenture, the “EUR Indenture”), among the Company, the Trustee, and Elavon Financial Services DAC, UK Branch, as paying agent. The USD Indenture and the EUR Indenture are jointly referred to as the “Indentures.” Each of the Indentures will contain covenants limiting the Company’s ability to: (1) create certain liens, (2) enter into certain sale and leaseback transactions and (3) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets. These covenants will be subject to important limitations and exceptions that will be set forth in the Indentures.

The USD Notes and the EUR Notes will be unsecured, senior obligations and rank equal in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness, effectively junior to any of the Company’s future indebtedness that is secured to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to the liabilities of the Company’s subsidiaries, including, upon consummation of the Capri Acquisition, to certain indebtedness assumed in connection with the Capri Acquisition.
The description of the Underwriting Agreements and the Indentures in this Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Underwriting Agreements and the Indentures. A copy of the USD Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and a copy of the EUR Underwriting Agreement is filed as Exhibit 1.2 to this Form 8-K, both of which are incorporated herein by reference. Copies of the Indentures will be subsequently filed in a Current Report on Form 8-K on or promptly following the Closing Dates.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities.

Item 8.01 Other Events.

On November 15, 2023, the Company issued a press release announcing the launch of its public offering of the USD Notes and a press release announcing the pricing of its public offering of the USD Notes. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

On November 16, 2023 the Company issued a press release announcing the launch of its public offering of the EUR Notes and a press release announcing the pricing of its public offering of the EUR Notes. Copies of the press releases are attached hereto as Exhibits 99.3 and 99.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of November 15, 2023, among the Company and BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated as of November 16, 2023, between the Company and the underwriters named therein.

99.1	Launch Press Release of the USD Notes Offering, dated November 15, 2023.

99.2	Pricing Press Release of the USD Notes Offering, dated November 15, 2023.

99.3	Launch Press Release of the EUR Notes Offering, dated November 16, 2023.

99.4	Pricing Press Release of the EUR Notes Offering, dated November 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2023
TAPESTRY, INC.

By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary